Exhibit 31

Rule 13a-14(a)/15d-14(a) Certifications

Chief Executive Officer

I, Scott Garrett, certify that:

1.                    I have reviewed this Annual Report on Form 10-K/A of Beckman Coulter, Inc.

2.                    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                    Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April  12, 2006

/s/ SCOTT GARRETT
Scott Garrett
President and Chief Executive Officer

Chief Financial Officer

I, James T. Glover, certify that:

1.                    I have reviewed this Annual Report on Form 10-K/A of Beckman Coulter, Inc.

2.                    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                    Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: April 12, 2006

/s/ JAMES T. GLOVER
James T. Glover
Senior Vice President and Chief Financial Officer